UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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 Filed by a Party other than the Registrant  ☐
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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

AETNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice Of Annual Meeting And Proxy Statement Available On AetNet

The following message is from Elease E. Wright, head of Human Resources:

Beginning today, employees who are Aetna shareholders through Aetna’s 401(k) Plan can access the definitive 2009 Aetna Inc. Notice of Annual Meeting and Proxy Statement and the 2008 Aetna Annual Report, Financial Report to Shareholders at www.aetna.com/proxymaterials. Employees who are shareholders but do not have e-mail or Internet access at work will receive copies of these materials at their mailing address. To request a paper copy, call 1-800-237-4273.

Electronic Proxy Voting

The Proxy Statement is one of Aetna’s most important public documents. It includes information about Aetna’s Board of Directors and describes the proposals to be voted on at the Annual Meeting of Shareholders, which will be held on Friday, May 29, 2009, at the Omni Jacksonville Hotel in Jacksonville, Florida. This week, Computershare Trust Co. N.A., the distribution agent for the trustee of Aetna’s 401(k) Plan, will e-mail voting instructions to active employees who hold Aetna stock through this plan.

All employees who held Aetna stock through the Aetna 401(k) Plan at the close of business on March 27, 2009, are encouraged to inform themselves of the issues being voted on and to exercise their right to vote by Internet or by telephone. The shares held in the Aetna 401(k) Plan are voted by the trustee of the Aetna 401(k) Plan in proportion to the votes the trustee receives from Aetna shareholders with respect to the shares they own through the Aetna 401(k) Plan. Employees’ individual voting instructions are strictly confidential and are not disclosed to Aetna. Employee shareholders who would like to attend the annual meeting will be asked to provide photo identification (Aetna ID badge) before being admitted.

2008 Aetna Annual Report

This year, Aetna has moved its traditional Annual Report to an electronic format in order to conserve resources, demonstrate fiscal responsibility and respect the environment.

The 2008 Annual Report, Choosing to Make a Difference: Improving Health Care One Person at a Time, discusses Aetna’s values and how we keep people at the center of everything we do. The Annual Report highlights the efforts of seven Aetna employees who embody Aetna’s values and, through their actions, bring to life the attributes on its Values Wheel. These seven employees actively chose to take the right actions in serving our customers, and their work is representative of how all Aetna employees make a difference every day.

In his Letter to Shareholders, Aetna Chairman and CEO Ronald A. Williams points out that Aetna achieved industry-leading results in 2008 because we successfully executed our business strategy. In addition, Aetna emerged as the recognized leader in health care reform.

Along with financial highlights and employee stories, the Annual Report features other company efforts, such as our commitment to wellness, our work with Magic Johnson Enterprises and our positive employee engagement results. You can find the Annual Report at www.aetna.com/2008annualreport.

I encourage you to read these materials.